UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 23, 2017

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

d)	Election of Directors

On January 23, 2017, the Board of Directors of Lennar Corporation (the “Company”), upon the recommendation of the Board’s Nominating and Corporate Governance Committee, elected Donna Shalala to serve as a director for a term of office expiring at the Company’s 2017 Annual Meeting of Stockholders, at which time her continued Board service will be subject to renomination and stockholder approval. Dr. Shalala has not been assigned to any Committees of the Board. Dr. Shalala previously served as a director of the Company from 2001 to 2012. Dr. Shalala currently serves as Trustee Professor of Political Science at the University of Miami and as President of the Clinton Foundation. Dr. Shalala served as President of the University of Miami from 2001 until 2015. From 1993 until 2001, Dr. Shalala served as the United States Secretary of Health and Human Services. Dr. Shalala served as Chancellor and Professor of Political Science at the University of Wisconsin — Madison from 1987 to 1993 and as President and Professor of Political Science at Hunter College from 1980 to 1987. From 1977 to 1980, Dr. Shalala served as Assistant Secretary for Policy Development and Research of the Department of Housing and Urban Development.

There are no arrangements or understandings between Dr. Shalala and any other persons with respect to her appointment as a director. Neither Dr. Shalala nor any immediate family member of Dr. Shalala has been a participant in any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

Dr. Shalala will participate in the Company’s outside director compensation program, which provides that directors receive an annual equity grant of 2,000 shares of the Company’s Class A common stock, an outside director retainer of $130,000 payable quarterly, half in stock and half in cash, and committee fees, as applicable. Dr. Shalala will receive the prorated portions of the annual equity grant of the Company’s Class A common stock and the outside director retainer based on her period of service until the next annual meeting.

A press release announcing Dr. Shalala’s election to the Board is attached to this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description of Document

99.1	Press Release issued by Lennar Corporation on January 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2017	Lennar Corporation

	By:	/s/ Bruce Gross
	Name:	Bruce Gross
	Title:	Vice President and Chief Financial Officer